UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2007
COMMUNITY FIRST, INC.
(Exact name of registrant as specified in charter)

Tennessee	0-49966	04-3687717
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

501 South James M. Campbell Blvd.
Columbia, Tennessee	38401
(Address of principal executive offices)	(Zip Code)
(931) 380-2265
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On September 27, 2007, Community First Capital Trust III (the “Trust”), a Delaware statutory trust subsidiary of Community First, Inc., a Tennessee corporation (the “Company”), issued $15,000,000 of trust preferred securities to certain institutional investors and used the proceeds from the offering to purchase $15,464,000 of the Company’s Junior Subordinated Deferrable Interest Debentures due 2037 (the “Subordinated Debentures”). In connection with the issuance of the trust preferred securities, the Company guaranteed, pursuant to a guarantee agreement, the payment obligations of the Trust related to the trust preferred securities.
     The Subordinated Debentures (and the Trust’s trust preferred securities) mature in 2037 and, until December 15, 2012, bear interest at an annual rate equal to 7.96% per annum and thereafter at a floating rate equal to the 3 month LIBOR plus 3.0%. The Company may defer the payment of interest on the Subordinated Debentures at any time for a period of up to twenty consecutive quarters provided the deferral period does not extend past the stated maturity. Except upon the occurrence of certain special events resulting in a change in the capital treatment or tax treatment of the Subordinated Debentures or resulting in the Trust being deemed to be an investment company, the Company may not redeem the Subordinated Debentures prior to December 15, 2012. If the Subordinated Debentures are redeemed prior to December 15, 2012 as a result of the occurrence of any such special event, the Company is required to pay a redemption premium equal to the the greater of (i) 107.5% of the principal amount of the Debentures, plus accrued and unpaid interest (including Additional Interest) on the Subordinated Debentures to date of redemption, or (ii) as determined by a quotation agent that is a primary treasury dealer, (A) the sum of the present values of the scheduled payments of principal and interest on the Subordinated Debentures during the remaining portion of the fixed rate period (assuming the Subordinated Debentures matured on December 15, 2012) discounted to the date of the redemption on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture governing the Subordinated Debentures), plus (B) accrued and unpaid interest (including Additional Interest (as defined in the Indenture)) on the Subordinated Debentures to this special event redemption date.
     The Company intends to use the net proceeds from the trust preferred securities issuance to pay a portion of the purchase price for the shares of outstanding common stock of the First National Bank of Centerville (“First National”) being acquired by the Company pursuant to that certain Agreement and Plan of Reorganization and Share Exchange, dated as of August 1, 2007, by and between the Company and First National.
Item 7.01 Regulation FD.
     On September 27, 2007, the Company issued the press release furnished herewith as Exhibit 99.1 announcing the completion of the Trust’s offering of the trust preferred securities.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

99.1	Press Release dated September 27, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FIRST, INC.
By:	/s/ Dianne Scroggins
Dianne Scroggins
Chief Financial Officer

Date: September 27, 2007

EXHIBIT INDEX

No.	Exhibit
99.1	Press Release dated September 27, 2007

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